CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260808 on Form S-6 of our report dated January 7, 2022, relating to the financial statement of FT 9824, comprising Income Allocation Closed-End 1Q '22 (Income Allocation Closed-End Portfolio, 1st Quarter 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 7, 2022